UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 ______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2013

HYDE PARK ACQUISITION CORP. II
(Exact name of registrant as specified in its charter)

Delaware	001-35576	27-5156956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Fifth Avenue, 50th Floor, New York, New York	10110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 644-3450

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 8.01. Other Events.

On December 17, 2013, Santa Maria Energy Corporation filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 (the “Form S-4”), which contains a preliminary joint proxy statement/prospectus and related materials, in connection with the proposed business combination between Hyde Park Acquisition Corp. II (“Hyde Park”) and Santa Maria Energy Holdings LLC (“Santa Maria Energy”).

The Form S-4 (including the preliminary joint proxy statement/prospectus and related materials forming a part thereof) may be found on the SEC’s website, which is located at http://www.sec.gov, under the filer name “Santa Maria Energy Corporation.” The information contained in the Form S-4 is subject, in its entirety, to completion or amendment as described therein.

Additional Information

Stockholders of Hyde Park, unitholders of Santa Maria Energy and other interested persons are urged to read the preliminary joint proxy statement/prospectus, amendments thereto, and, when available, the definitive joint proxy statement/prospectus in connection with Hyde Park’s and Santa Maria Energy’s solicitation of proxies for their respective special meetings of stockholders or unitholders to be held to approve the business combination because the preliminary joint proxy statement/prospectus contains, and the definitive joint proxy statement/prospectus will contain, important information about Santa Maria Energy, Hyde Park, the combined company (assuming the business combination is consummated) and the proposed business combination.

Hyde Park and Santa Maria Energy will mail a definitive joint proxy statement/prospectus to their respective stockholders and unitholders as of  a record date to be established for voting on the transaction by Hyde Park and Santa Maria Energy, respectively.  Stockholders of Hyde Park will be able to obtain copies of the joint proxy statement/prospectus, without charge, at the SEC's Internet site at http://www.sec.gov or by directing a request to: Hyde Park Acquisition Corp. II, 500 Fifth Avenue, 50th Floor, New York, NY, 10110 tel. (212) 644-3450, Attention: Carol Zelinski.  Unitholders of Santa Maria Energy will be able to obtain copies of the joint proxy statement/prospectus, without charge, at the SEC’s Internet site at www.sec.gov or by directing a request to: Santa Maria Energy Holdings, LLC, 2811 Airpark Drive, Santa Maria, California, 93455, 10110 tel. (805) 938-3320, Attention: Beth Marino.

Participants in the Solicitation

Hyde Park, Santa Maria Energy and their respective directors and officers may be deemed participants in the solicitation of proxies to Hyde Park’s stockholders with respect to the proposed business combination described in the joint proxy statement/prospectus contained in the Form S-4. A list of the names of Hyde Park’s directors and officers and a description of their interests in Hyde Park and the proposed business combination is contained in the joint proxy statement/prospectus included in the Form S-4, which was initially filed by Santa Maria Energy Corporation with the SEC on December 16, 2013, and will be contained in the definitive joint proxy statement/prospectus for the special meetings when available.  A list of the names of the directors and officers of Santa Maria Energy and a description of their interests in Santa Maria Energy and the proposed business combination is contained in the joint proxy statement/prospectus included in the Form S-4, which was initially filed by Santa Maria Energy Corporation with the SEC on December 16, 2013, and will be contained in the definitive joint proxy statement/prospectus for the special meetings when available.

Disclaimer

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities.  Furthermore, this communication is not a solicitation of proxies from the holders of Hyde Park’s common stock.  Any solicitation of proxies will be made only by Hyde Park’s definitive join proxy statement/prospectus, which will be mailed, when available, to all stockholders of record as of the applicable record date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDE PARK ACQUISITION CORP. II

Date: December 17, 2013	By:	/s/ Laurence S. Levy
Name: Laurence S. Levy
Title: Chief Executive Officer